UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2010

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2010, Heckmann Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Complete Vacuum and Rental, Inc., a Texas corporation (“CVR”); Steven W. Kent, II and Jana S. Kent (together the “Shareholders”). Under the terms of the Purchase Agreement, the Company will purchase 100% of the outstanding equity interests of CVR.

CVR operates an oilfield waste disposal business from headquarters in Carthage, Texas, with trucking terminals located in northwest Louisiana and central Arkansas and a network of six deep injection disposal wells located in east Texas. CVR transports waste water produced by its customers in their oil and gas operations using a fleet of vacuum trucks, winch trucks and frac tanks; separates oil or gas from the oilfield waste water it transports and sells it for its own account; disposes of oilfield waste water in its deep injection wells; and rents transportation equipment to its customers for use in their own operations. Mr. Kent currently serves as the President and Chief Executive Officer of CVR and the Company anticipates that he will continue in that role after the acquisition.

The purchase price is $64.0 million, subject to various adjustments, and includes: (i) up to $38.0 million to pay off or assume existing indebtedness of CVR, (ii) $5.0 million in cash to retire certain related party indebtedness, and (iii) approximately $21.0 million to Shareholders, of which approximately $15.0 million (70%) will be paid in cash and $6 million (30%) will be paid in the Company’s common stock. The Company also has agreed to pay two key CVR employees an aggregate amount of $2.0 million in cash and stock, one-half of which to be paid at closing and the balance to be paid, subject to certain restrictions, on January 1, 2012. The Company will make additional payments to Shareholders upon the achievement of certain EBITDA targets, as described below. In addition, the Company will assume up to an additional $5.0 million of indebtedness incurred to expand CVR’s operations in key geographies. The Company’s common stock paid at closing will be valued on a per share basis at the average of the closing sales price on the New York Stock Exchange for the ten trading days immediately preceding the public announcement of the Purchase Agreement.

For each of fiscal years 2011, 2012 and 2013 in which CVR achieves targeted EBITDA of $20.0 million (as described in the Purchase Agreement), the Company will pay Shareholders an additional $2 million plus one-half of the amount by which EBITDA exceeds $20.0 million for the relevant fiscal year (the “Earn-Out Payments”). The Earn-Out Payments will be paid in a combination of 70% cash and 30% of the Company’s common stock, up to an aggregate maximum of $12.0 million. The specific number of shares of the Company’s common stock to be included in each Earn-Out Payment will be computed as the average of the closing sales price of the Company’s common stock on the New York Stock Exchange, or such other national securities exchange on which the Company’s common stock may then be listed, for the ten trading days immediately prior to the issuance of the shares. Each Earn-Out Payment will be made within five Business Days after determination of the EBITDA calculation in the year after the fiscal year in which the EBITDA target was met.

The Purchase Agreement contains customary representations, warranties, covenants and indemnity provisions. The Company’s common stock issued at the closing of the Purchase Agreement will be held in escrow for a period of one year from the date of closing and the Company may offset against any Earn-Out Payments payable to Shareholders in satisfaction of Shareholders’ indemnity obligations.

The transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary conditions prior to the closing, as well as the completion of due diligence and the finalization and acceptance of disclosure schedules from the Shareholders. The Company anticipates that it will close these transactions on or before December 15, 2010.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.10.

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2010, we issued a press release announcing information concerning our results for the quarter ended September 30, 2010. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached as Exhibit 99.1. This press release is being furnished, not filed, under Item 2.02 in this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 8, 2010, the Company issued a press release regarding the matters described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.2.

Important Additional Information: “Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995

The press releases attached hereto contain forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In the press release attached hereto as Exhibit 99.2, such forward-looking statements include, without limitation, statements of our expectation that the CVR acquisition will be immediately accretive for us, will triple revenues based on our current revenue run rate, will be synergistic with existing operations and will close by the end of November 2010.

These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: the satisfaction of certain conditions to the closing of the transactions contemplated in the definitive agreement, including the risk that the proposed transactions will not be consummated as expected or at all, whether as a result of due diligence, inability to achieve closing conditions or other factors; the risk that business operations of CVR will not be successful or that we will not realize all of the anticipated benefits from our acquisition of CVR, including synergies with our other operations; the risk that the CVR transaction will harm relationships with customers, employees and suppliers; the risk that we will incur unexpected costs associated with the CVR transaction; actions of competitors in response to the acquisition; and changes in industry conditions. Reference is also made to the factors that are set forth in the “Risk Factors” section and other sections of our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of Heckmann Corporation’s SEC filings. Heckmann Corporation assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.10	Stock Purchase Agreement, dated as of November 8, 2010, by and among Heckmann Corporation, Complete Vacuum and Rental, Inc., Steven W. Kent, II and Jana S. Kent

99.1	Press Release dated November 9, 2010.

99.2	Press Release dated November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2010

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.10	Stock Purchase Agreement, dated as of November 8, 2010, by and among Heckmann Corporation, Complete Vacuum and Rental, Inc., Steven W. Kent, II and Jana S. Kent

99.1	Press Release dated November 9, 2010.

99.2	Press Release dated November 8, 2010.